UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2018

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Qualys, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”), which announced the appointment of Jason Ream to serve on the Board of Directors of the Company (the “Board”) as a Class II director, effective as of July 26, 2018. At the time of the filing of the Initial 8-K, the Board had not determined committee assignments for Mr. Ream.

On October 25, 2018, the Board appointed Mr. Ream as a member of the audit committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: October 30, 2018